Exhibit 23

                                LETTER OF CONSENT
                        RE: AUDITED FINANCIAL INFORMATION

We hereby consent to the incorporation by reference of our Auditors' Report, dated October 24, 2001, on the consolidated balance sheets of Phon-net.com, Inc.
as of July 31, 2001 and 2000, and the consolidated statements of operations and deficit, cash flows, and stockholders' equity for the years ended July 31, 2001,
2000 and 1999.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.

Vancouver, Canada                                  "Morgan & Company"

November 19, 2001                                  Chartered Accountants